Exhibit 99.2
Pinterest Announces First Quarter 2022 Results
SAN FRANCISCO, Calif. - April 27, 2022 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2022.
•Q1 revenue grew 18% year over year to $575 million.
•Global Monthly Active Users (MAUs) decreased 9% year over year to 433 million.
•GAAP net loss was $5 million for Q1. Adjusted EBITDA was $77 million for Q1.
“Pinterest made good progress in Q1 executing on our long-term strategy. We continued to scale our native content and creators ecosystem, began beta testing Your Shop, our personalized shopping surface, and released our new open Pinterest API so that any developer can build applications for Pinners, creators, merchants and advertisers,” said Ben Silbermann, CEO and cofounder, Pinterest. “Despite a challenging macroeconomic and geopolitical environment, we grew revenue 18% year-over-year.”
Q1 2022 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2022	2021
Revenue	$574,885	$485,230	18%

Net loss	$(5,281)	$(21,674)	76%

Non-GAAP net income*	$68,990	$78,527	(12)%

Adjusted EBITDA*	$76,795	$83,824	(8)%
Adjusted EBITDA margin*	13%	17%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2022 Other Highlights
Beginning this quarter, we will be providing additional disclosure around our revenue, MAUs and average revenue per user ("ARPU") by presenting U.S. and Canada, Europe and Rest of World separately.
The following table sets forth our revenue, MAUs and ARPU based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2022	2021
Revenue - Global	$575	$485	18%
Revenue - U.S. and Canada	$470	$410	15%
Revenue - Europe	$87	$69	27%
Revenue - Rest of World	$17	$7	152%

MAUs - Global	433	478	(9)%
MAUs - U.S. and Canada	94	109	(13)%
MAUs - Europe	120	136	(12)%
MAUs - Rest of World	220	234	(6)%

ARPU - Global	$1.33	$1.04	28%
ARPU - U.S. and Canada	$4.98	$3.79	31%
ARPU - Europe	$0.72	$0.51	40%
ARPU - Rest of World	$0.08	$0.03	164%

Guidance
Our current expectation is that Q2 revenue will grow around 11% year over year. We expect our non-GAAP operating expenses to grow around 10% quarter-over-quarter in Q2. For the full year, we expect non-GAAP operating expenses will grow between 35-40% year-over-year as we continue to ramp up our investments in our native content ecosystem, core Pinner experience, shopping, and headcount across research and development and sales and marketing*.
As of April 25, 2022, our U.S. and Canada MAUs were 94.0 million, and our Global MAUs were 432.9 million**.
We intend to provide further detail on our outlook during the conference call.
Our key strategic priorities for 2022 are anchored in creator-led and inspirational content, shopping, Pinner experience, and advertiser success. We plan to scale our native content ecosystem, and we expect research and development efforts to continue to focus on shopping, Pinner product, ad product and measurement investments. We also intend to grow our headcount further to fund our strategic initiatives. We think these investments will support long-term growth and continue to build the foundations for a scaled business over time.
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
**     Results, trends and outlook for the Q2 2022 period to date are preliminary, subject to change, and may not be an indication of future performance.

Webcast and conference call information
A live audio webcast of our first quarter 2022 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic, including its impact on global and regional economies and economic activity; general economic and political uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including events such as Russia's recent invasion of Ukraine; the impact of the COVID-19 pandemic on our planned investments, operations, expenses, revenue, cash flow, liquidity, users and engagement; our ability to attract, retain and resurrect users and maintain and grow their engagement levels; our ability to provide useful and relevant content; our ability to attract and retain creators that create relevant and engaging content on our platform; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of April 27, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for (benefit from) income taxes and non-cash charitable contributions. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and non-cash charitable contributions. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
LeMia Jenkins
press@pinterest.com
Investor relations:
Neil Doshi
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,683,792	$1,419,630
Marketable securities	994,346	1,060,488
Accounts receivable, net of allowances of $8,366 and $8,282 as of March 31, 2022 and December 31, 2021, respectively	473,031	653,355
Prepaid expenses and other current assets	56,183	48,090
Total current assets	3,207,352	3,181,563
Property and equipment, net	54,714	53,401
Operating lease right-of-use assets	222,751	227,912
Goodwill and intangible assets, net	60,084	61,115
Other assets	13,289	13,247
Total assets	$3,558,190	$3,537,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,546	$17,675
Accrued expenses and other current liabilities	213,019	242,131
Total current liabilities	225,565	259,806
Operating lease liabilities	202,569	209,181
Other liabilities	30,396	29,508
Total liabilities	458,530	498,495
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 573,585 and 568,228 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 88,669 and 88,644 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	7	7
Additional paid-in capital	5,133,804	5,059,528
Accumulated other comprehensive loss	(10,259)	(2,181)
Accumulated deficit	(2,023,892)	(2,018,611)
Total stockholders’ equity	3,099,660	3,038,743
Total liabilities and stockholders’ equity	$3,558,190	$3,537,238

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$574,885	$485,230
Costs and expenses:
Cost of revenue	146,070	133,470
Research and development	195,548	171,728
Sales and marketing	173,953	130,322
General and administrative	62,979	72,618
Total costs and expenses	578,550	508,138
Loss from operations	(3,665)	(22,908)
Interest income	1,088	1,492
Interest expense and other income (expense), net	(1,576)	(1,563)
Loss before provision for (benefit from) income taxes	(4,153)	(22,979)
Provision for (benefit from) income taxes	1,128	(1,305)
Net loss	$(5,281)	$(21,674)
Net loss per share, basic and diluted	$(0.01)	$(0.03)
Weighted-average shares used in computing net loss per share, basic and diluted	656,899	628,593

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(5,281)	$(21,674)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,220	6,783
Share-based compensation	73,240	79,459
Non-cash charitable contributions	—	20,490
Other	2,978	2,029
Changes in assets and liabilities:
Accounts receivable	180,203	176,564
Prepaid expenses and other assets	(8,285)	(91)
Operating lease right-of-use assets	12,394	10,288
Accounts payable	(4,638)	(717)
Accrued expenses and other liabilities	(31,620)	8,298
Operating lease liabilities	(12,822)	(10,850)
Net cash provided by operating activities	213,389	270,579
Investing activities
Purchases of property and equipment and intangible assets	(6,902)	(1,251)
Purchases of marketable securities	(155,181)	(263,170)
Sales of marketable securities	4,168	79,831
Maturities of marketable securities	207,319	149,532
Net cash provided by (used in) investing activities	49,404	(35,058)
Financing activities
Proceeds from exercise of stock options, net	1,036	9,344
Net cash provided by financing activities	1,036	9,344
Effect of exchange rate changes on cash, cash equivalents and restricted cash	333	(355)
Net increase in cash, cash equivalents and restricted cash	264,162	244,510
Cash, cash equivalents and restricted cash, beginning of period	1,427,064	678,911
Cash, cash equivalents and restricted cash, end of period	$1,691,226	$923,421
Supplemental cash flow information
Accrued property and equipment	$3,462	$125
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$7,085	$630

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,683,792	$913,740
Restricted cash included in prepaid expenses and other current assets	1,137	571
Restricted cash included in other assets	6,297	9,110
Total cash, cash equivalents and restricted cash	$1,691,226	$923,421

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Share-based compensation by function:
Cost of revenue	$1,194	$1,312
Research and development	52,890	56,475
Sales and marketing	11,769	11,891
General and administrative	7,387	9,781
Total share-based compensation	$73,240	$79,459

Amortization of acquired intangible assets by function:
Cost of revenue	$699	$94
Sales and marketing	135	—
General and administrative	197	158
Total amortization of acquired intangible assets	$1,031	$252

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$578,550	$508,138
Share-based compensation	(73,240)	(79,459)
Amortization of acquired intangible assets	(1,031)	(252)
Non-cash charitable contributions	—	(20,490)
Total non-GAAP costs and expenses	$504,279	$407,937

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(5,281)	$(21,674)
Depreciation and amortization	7,220	6,783
Share-based compensation	73,240	79,459
Interest income	(1,088)	(1,492)
Interest expense and other (income) expense, net	1,576	1,563
Provision for (benefit from) income taxes	1,128	(1,305)
Non-cash charitable contributions	—	20,490
Adjusted EBITDA	$76,795	$83,824

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of net loss to non-GAAP net income:
Net loss	$(5,281)	$(21,674)
Share-based compensation	73,240	79,459
Amortization of acquired intangible assets	1,031	252
Non-cash charitable contributions	—	20,490
Non-GAAP net income	$68,990	$78,527

Basic weighted-average shares used in computing net loss per share	656,899	628,593
Weighted-average dilutive securities (1)	29,160	63,770
Diluted weighted-average shares used in computing non-GAAP net income per share	686,059	692,363
Non-GAAP net income per share	$0.10	$0.11

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.